EXHIBIT 23






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into WPS Resources Corporation's previously filed Registration Statement Files No. 33-47172, No. 33-61991,
No. 33-65167, and No. 333-63101, and Wisconsin Public Service Corporation's previously filed Registration Statement Files No. 33-35050 and No. 333-67979.



                                                     /s/ Arthur Andersen LLP


                                                     ARTHUR ANDERSEN LLP





Milwaukee, Wisconsin
March 24, 1999

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